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                                  EXHIBIT 12.1
                              MAAX HOLDINGS, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                   MAAX
                                                                                 HOLDINGS,
                                              PREDECESSOR                          INC.
                            ------------------------------------------------   -------------
                                                                   95-DAY         270-DAY
                                                                PERIOD ENDED   PERIOD ENDED
                             2001     2002     2003     2004    JUNE 3, 2004   FEB. 28, 2005
                            ------   ------   ------   ------   ------------   -------------
Net income................  11,818   14,590   25,425   31,951      1,796          (1,814)
Provision for income
  taxes...................   5,672    8,034   15,699   14,247      1,572           1,160
Fixed charges.............   7,264    5,843    5,551    7,069      1,893          24,451
                            ------   ------   ------   ------      -----          ------
                            24,754   28,467   46,675   53,267      5,261          23,797
                            ------   ------   ------   ------      -----          ------
Fixed charges
Interest expensed or
  capitalized.............   5,552    3,875    3,547    4,380      1,199          21,837
Interest component of the
  rental expense..........   1,712    1,968    2,004    2,689        694           2,614
                            ------   ------   ------   ------      -----          ------
                             7,264    5,843    5,551    7,069      1,893          24,451
                            ------   ------   ------   ------      -----          ------
Ratio.....................     3.4      4.9      8.4      7.5        2.8             1.0
                            ======   ======   ======   ======      =====          ======